SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 19, 2008
Date of Report (Date of Earliest Event Reported)
FIRST POTOMAC REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-31824	37-1470730

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
7600 Wisconsin Avenue, 11th Floor
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)
(301) 986-9200
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
First Potomac Realty Trust (the “Company”) is filing this Current Report on Form 8-K for the purpose of revising its historical financial statements to report a discontinued operation.  As previously announced, on June 5, 2008, the Company sold its Alexandria Corporate Park property (“ACP”) for net proceeds of $50.6 million.
In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, or SFAS 144, we have reclassified revenue, expenses and gain on sale from ACP as income from discontinued operations for each period presented in our quarterly report filed since the date of the sale (including the comparable periods of the prior year). Pursuant to the rules of the Securities and Exchange Commission, or SEC, we are required to reclassify previously issued annual financial statements for each of the three years included in our last Annual Report on Form 10-K to reflect the discontinued operations, if those financial statements are to be incorporated by reference in subsequent filings with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules promulgated under the Securities Act, the Company is required to amend its automatic shelf registration statements to reflect that the Company is no longer a well-known seasoned issuer (as such term is defined in Rule 405 of the Securities Act) as of the most recent determination date. These reclassifications have no effect on our reported net income or net income available to common shareholders.
Exhibits 99.1, 99.2 and 99.3 hereto update Items 6, 7 and 8, respectively, of our Annual Report on Form 10-K for the year ended December 31, 2007, or the Annual Report, filed on March 7, 2008 by reclassifying our previously issued financial statements to report ACP in discontinued operations.  In addition, the information set forth in Exhibit 99.4 hereto updates the information set forth in Schedule III to the Annual Report to reflect the reclassification of ACP as discontinued operations. All other items of the Annual Report remain unchanged.  We have not made any attempt to update matters in our Annual Report except to the extent expressly provided above. Specifically, investors are advised that the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or MD&A, included in Exhibit 99.2 hereto, only purports to update the MD&A previously presented in the Annual Report to account for the reclassification of ACP as discontinued operations and does not purport to update the MD&A for any other information, uncertainties, transactions, risks, events or trends occurring, or known to management except as expressly indicated. The information contained in this Current Report on Form 8-K should be read together with the other information contained in the Annual Report, the Company’s Form 10-Q for the quarter ended June 30, 2008 (filed with the SEC on August 8, 2008) and other information filed with, or furnished to, the SEC by the Company after March 7, 2008.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are being filed herewith this Current Report on Form 8-K.

Exhibit No.
12	Statement Regarding Computation of Ratios

23.1	Consent of KPMG LLP

99.1	Selected Financial Data

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Consolidated financial statements as of December 31, 2007 and 2006 and for the three years ended December 31, 2007, revised to reflect a discontinued operation

99.4	Schedule of Real Estate and Accumulated Depreciation as of December 31, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST
August 19, 2008	/s/ Barry H. Bass
Barry H. Bass
Chief Financial Officer